Exhibit 23.2

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2025, with respect to the consolidated financial statements of MaxsMaking Inc. as of and for the fiscal year ended October 31, 2024 and 2023 in this Registration Statement on Form F-4 and the related Prospectus of MaxsMaking Inc. filed with the U.S. Securities and Exchange Commission

Singapore

October 1, 2026